UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2023

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

(844) 428-5411
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 – Results of Operations and Financial Condition.

Financial Results for the Fourth Quarter of 2022

On February 8, 2023, Robinhood Markets, Inc. (“Robinhood,” the “Company,” "we," or "us") issued a press release regarding its financial results for the quarter ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report. As previously announced, Robinhood will hold an earnings conference call on February 8, 2023 at 2:00 p.m. PT/5:00 p.m. ET.

The information furnished with Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cancellation of 2021 Market-Based Restricted Stock Units

On February 3, 2023, the Company entered into a Restricted Stock Unit Cancellation Agreement and Release (the “Cancellation Agreement”) with each of Vladimir Tenev, the Company’s Co-Founder, President and Chief Executive Officer, and Baiju Bhatt, the Company’s Co-Founder and Chief Creative Officer, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Cancellation Agreement provides for the cancellation of the 22,200,000 and 13,320,000 market-based restricted stock units granted to Mr. Tenev and Mr. Bhatt, respectively, on May 21, 2021 (the “2021 Market-Based RSUs”). Under applicable accounting rules, the cancellation will result in a one-time non-cash expense of approximately $485 million in the first quarter of 2023, even though no portion of the 2021 Market-Based RSUs will vest or become outstanding shares. The cancellation of the 2021 Market-Based RSUs will reduce the potential dilution associated with these awards and the Company will no longer be required to recognize this expense associated with these awards over future fiscal quarters. Neither Mr. Tenev nor Mr. Bhatt received any payments, replacement equity awards or benefits in connection with the Cancellation Agreement.

Item 9.01     Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Cancellation Agreement, dated February 3, 2023, between Robinhood Markets, Inc. and, separately, (a) Vladimir Tenev and (b) Baiju Bhatt
99.1	Press release dated February 8, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date:	February 8, 2023	By:	/s/Jason Warnick
Name: Jason Warnick
Title: Chief Financial Officer